COMMAND SECURITY CORPORATION
                           Route 55, Lexington Park
                        Lagrangeville, New York 12540



Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Command Security Corporation to be held on Friday, August 27, 2004 at 10 a.m. at the Stamford Marriott, located at Two Stamford Forum, Stamford, Connecticut. The business to be conducted at the meeting is set forth in the formal notice that follows. In addition, at the meeting, we will review our operations and discuss our plans for the future.

     Your vote is important to us. Whether or not you plan to attend the meeting, we ask that you complete, date, sign and return the enclosed proxy card in the envelope provided. Please mail your proxy promptly, so it is received by the Company no later than August 26, 2004. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                  Sincerely,

                        William C. Vassell, President
                     Chief Executive Officer and Chairman

                         COMMAND SECURITY CORPORATION
                           Route 55, Lexington Park
                        Lagrangeville, New York 12540



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held August 27, 2004
             To the shareholders of Command Security Corporation:


The annual meeting of shareholders of Command Security Corporation will be held at the Stamford Marriott, located at Two Stamford Forum, Stamford, Connecticut on August 27, 2004 at 10:00 o'clock in the morning, Eastern Standard Time, for the following purposes:

1. To elect four directors from eight nominees to hold office until the second succeeding annual meeting of the shareholders and until their successors have been elected and qualified.

2. To ratify the selection of auditors for the fiscal year ending March 31, 2005.

3. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on August 6, 2004, are entitled to notice of and to vote at the meeting and at any adjournment thereof. A complete list of shareholders entitled to vote will be available for inspection by shareholders at the executive offices of the Company at least ten days before the date of the meeting.


                     By order of the Board of Directors.
                        William C. Vassell, President


Dated: August 6, 2004
Lagrangeville, New York

IMPORTANT - Please sign the enclosed proxy and mail it promptly in the postpaid return envelope provided, particularly if you do not expect to attend the meeting in person. All proxies must be received by August 26, 2004 to be counted in the voting.

IT IS IMPORTANT THAT YOUR SHARES BE VOTED IN ORDER TO AVOID DELAYS AND THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION. PLEASE MAIL YOUR PROXY PROMPTLY.


                         COMMAND SECURITY CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHARHOLDERS



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                              TABLE OF CONTENTS

                                                                       Page

Proxy Statement...........................................................4

Proposal 1 - Election of Directors........................................5

Proposal 2 - Selection of Auditors.......................................10

Committees and Meetings of the Board of Directors........................11

Report of the Audit Committee............................................12

Nominating Committee.....................................................13

Directors and Executive Officers.........................................14

Ownership of Securities..................................................16

Compensation of Directors and Executive Officers.........................20

Comparison of Five-Year Cumulative
     Total Returns Performance...........................................22

Employment, Termination of Employment and
     Change of Control Agreements........................................23

Compensation Committee Interlocks and Insider
     Participation in Compensation Decisions.............................27

Section 16(a) Beneficial Ownership Reporting Compliance..................27

Certain Relationships and Related Transactions...........................28

Shareholder Proposals and Nominations for Directors for
     the 2005 Annual Meeting of Shareholders.............................28

Communication to the Board of Directors..................................29

Financial Information and Other Matters..................................29



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                         COMMAND SECURITY CORPORATION
                           Route 55, Lexington Park
                        Lagrangeville, New York 12540



                               PROXY STATEMENT
              The date of this Proxy Statement is August 6, 2004


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the annual meeting of shareholders of the Company to be held on August 27, 2004 at 10:00 o'clock in the morning, eastern standard time, at the Stamford Marriott, located at Two Stamford Forum, Stamford, Connecticut, for the purposes set forth in the accompanying notice of annual meeting of shareholders.

At the annual meeting, the shareholders will be asked to consider and vote upon the following matters:

     1. To elect four directors from eight nominees to hold office until the second succeeding annual meeting of the shareholders and until their successors have been elected and qualified.

     2. To ratify the selection of auditors for the fiscal year ending March 31, 2005.

     3. To transact such other business as may properly come before the meeting.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the annual meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the President of the Company.

The Company anticipates mailing this proxy statement and the accompanying proxy to shareholders on or about August 6, 2004. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and employees, may solicit proxies from shareholders personally or by telephone or other forms of communication. The Company may also require the assistance of certain broker-dealers and/or proxy solicitation agents in obtaining completed proxies from shareholders. Such assistance would be in the form of telephonic or written communication by employees of such broker-dealers and/or proxy solicitation agents. No contract or compensation is anticipated at this time in connection with any such solicitation. All expenses of proxy solicitation on behalf of the Company will be borne by the Company.

As of August 6, 2004, (the "Record Date") there were 7,519,878shares of the Company's common stock issued and outstanding, held by approximately 1,000 beneficial owners and approximately 200 holders of record. Each share of common stock is entitled to one vote. Only holders of record of common stock at the close of business on August 6, 2004 will be entitled to vote at the meeting.

Proxies will be received and tabulated by the Company's transfer agent. Votes cast in person at the meeting will be tabulated by election inspectors appointed by the Company. Abstentions and "broker non-votes" are included in the determination of the number of shares present at the meeting. Abstentions are counted in tabulations of the vote cast on proposals presented to the shareholders, whereas broker non-votes are not counted in tabulations of the votes cast. Neither are counted as votes cast "for" a proposal.

If fewer shares are voted in favor of the proposals than required for their approval, the meeting may be adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of the meeting, all proxies will be voted on the matter(s) to be considered at the reconvened meeting in the same manner as such proxies would have been voted on the matter at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or changed), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Any such adjournment will require the affirmative vote of a majority of the shares present at the session of the meeting to be adjourned. A proxy granting authority to vote upon such other business incidental to the conduct of the meeting as may properly come before the meeting will constitute authority to vote in favor of one or more adjournments of the meeting.

None of the Company's executive officers, directors or director nominees have any substantial interest, direct or indirect in any matter to be voted on other than election or appointment to office.

GCM Security Partners, LLC, and Bruce Galloway, one of GCM's principals, collectively own or have the right to vote 47.2% of the Company's outstanding shares of common stock and may, therefore, have the ability to control the outcome of all matters submitted before the shareholders for a vote at the annual meeting.


                                  PROPOSAL 1
                            ELECTION OF DIRECTORS


The Company's bylaws provide for its Board of Directors (the "Board") to be divided into two classes. Directors are elected by a plurality of the votes of the shareholders. The Company's by-laws provide that there shall be not more than twenty-one nor fewer than three directors of the Company, with the exact number to be determined from time to time by the Board. The Board currently consists of seven members. The members of each class of directors are elected for two (2) year terms and until their respective successors are duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of Directors to be elected which is four (4).

There are four (4) directors to be elected and eight (8) nominees for those four (4) positions on the Board. The nominees, listed in alphabetical order, are:

Name                      Age         Name                   Age
----------------         -----        -------              -------
Robert S. Ellin           39          Peter J. Nekos         76
Bruce R. Galloway         46          Gordon Robinett        68
Thomas P. Kikis           43          William C. Vassell     45
Gregory J. Miller         45          Martin R. Wade, III    55



The Board makes no recommendation to the shareholders as to the nominees.

The vote required for approval, a quorum being present, is the affirmative vote of a plurality of the votes cast.

Each shareholder may vote for a maximum of four (4) directors and no more. If a shareholder votes for more than (4) four directors, none of the votes will be counted for the election of directors. If no voting instructions as to the ratification of the auditors are given on the proxy, the proxy will be voted "for" ratification of the selection of the auditors. If no voting instructions are given and/or votes for more than four (4) directors are indicated on the proxy, it will be counted for purposes of determining a quorum. With respect to any other matters which may properly come before the meeting, it will be voted as herein recommended by the Board of Directors.

It is not anticipated that any of the nominees will become unavailable for any reason, but, if that should occur before the meeting, the Board reserves the right, in the exercise of its sole discretion, to substitute another person selected by the Company's Board of Directors as a nominee in place of such nominee.


The Nominees

Robert S. Ellin was submitted to the Board as a nominee by GCM. He is a Managing Member of Trinad Capital LP, a hedge fund dedicated to investing in micro-cap public companies. Prior to joining Trinad Capital LP Mr. Ellin was the founder and President of Atlantis Equities, Inc. a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public companies as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including Board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies Mr. Ellin spearheaded investments into ThQ, Inc., Grand Toys, Forward Industries, Inc. and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and prior to that he was Manager of Retail Operations at Lombard Securities. Mr. Ellin has a BA from Pace University. His board memberships include Shells Seafood, Inc.

Bruce R. Galloway was submitted to the Board as a nominee by GCM Security Partners, LLC ("GCM"). He is currently a Managing Director in the Galloway Division at Burnham Securities, Inc., an investment bank based in New York. He has been employed there since 1993. Prior to joining Burnham, from 1991 to 1993, Mr. Galloway was a Senior Vice President at Oppenheimer & Company, a New York based investment bank, an NASD broker/dealer. Mr. Galloway has a BA in economics from Hobart College, an MBA in finance from the New York University Stern Graduate School of Business. His board memberships include Chairman of International Microcomputer Software, Inc. - 2001 to present, Chairman of DataMetrics Corporation - 2000 to present, Director of Forward Industries, Inc. - 2002 to present, Director of GVI Security Solutions, Inc.
- 2004 and Waiter.Com, Inc. - 1999 to present.

Thomas P. Kikis was submitted to the Board as a nominee by GCM. He is the managing member of Arcadia Securities, LLC, a New York based registered broker-dealer which he organized in 1998. He is also the President of Kikis Asset Management, a New York based money management firm he started in 1991. Prior to that, he was vice president in charge of trading and a Portfolio Manager at Deltec Securities, the New York subsidiary of an international investment bank. Previously he was an investor and a director of the Company from October, 1997 to November, 2000. Mr. Kikis has a BA from Princeton University and an Executive MBA in Finance from New York University Stern School of Business.

Gregory James Miller has been a director of the Company since September 1992. He has served on various Committees including as Chair of: Y2k, Independent Directors' and Warrant Committee. He currently serves as a member of the Audit, Warrant and Compensation Committees. He is a principal in Gold Line Connector, Inc., a Connecticut based technology company, which in 2002 was nominated for the Nozko Award (for excellence in Management) and the TEC Award (for Outstanding Technical Achievement). He has a Bachelors Degree from Kalamazoo College and a Juris Doctor Degree from New York Law School. He is admitted to the Bar in New York and Connecticut, and was formerly with the New York office of Benenson & Kates, where he represented clients in the Security Industry.

Gordon Robinett was submitted to the Board as a nominee by William C. Vassell. He was hired as of April 5, 2004 as the Company's interim CFO following the voluntary resignation of former CFO Graeme Halder. From July 1999 until his April 2004 employment with the Company, Mr. Robinett was retired and living in Arizona. Mr. Robinett formerly served the Company as Vice Chairman of the Board of Directors and Treasurer until August 1, 1996 when Mr. Robinett and the Company agreed to mutually terminate his employment. In August 1997, Mr. Robinett was engaged again by the Company as Acting Treasurer until he resigned on July 1, 1999, in conjunction with the Board's approval of a then-new Chief Financial Officer and Executive Vice President. Prior to his initial service to the Company, Mr. Robinett was an employee of Uniforce Temporary Personnel, Inc., a publicly held national temporary personnel agency from 1968 to April 1989, initially as Controller and thereafter as Vice President of Finance, Secretary and Treasurer. Mr. Robinett is currently a director of Comforce Corporation which acquired Uniforce in 1996.

Peter J. Nekos has been a director of the Company since March 1991. Mr. Nekos is a certified public accountant and began his career with Arthur Andersen & Co. in New York City. He has degrees in Economics and in Accounting from Michigan State University. His corporate experience includes: Controller for the East River Savings Bank, Controller for two divisions of Burns International, Inc., and Vice President and Treasurer for Meyers Parking, Inc. From July 1984 to June 1986 he was a partner of Nekos & Kilduff, an accounting firm located in New Rochelle, New York. He operated his own accounting firm in Mamaroneck, New York from July 1986 until September 1996. He is Chair of the Company's Audit Committee.

William C. Vassell is the Company's President, Chief Executive Officer and Chairman of the Board. Mr. Vassell had been Chairman of the Board, President and Chief Executive Officer of the Company since 1983, when the Company repurchased the remaining 50% of its then-outstanding common stock (he became a 50% owner of the Company in 1980). In connection with the Company's acquisition of United Security Group Inc. ("United"), Mr. Vassell resigned from the offices of President and Chief Executive Officer on February 24, 1995, and retained his position as Chairman of the Board. He has been a director of the Company since 1980, and has been a member of the Executive Committee since March 1995. He was reappointed as President and Chief Executive Officer on November 13, 2000. Mr. Vassell is active in various industry and trade associations. He twice was Chairman of the Mid-Hudson Chapter of the American Society for Industrial Security (the nationally recognized security association), and he is a Certified Protection Professional within the Society. He is also a director of the Associated Licensed Detectives of New York State and a member of the Committee of National Security Companies.

Martin R. Wade, III was submitted to the Board as a nominee by GCM. He has been the Chief Executive Officer and a director of International Microcomputer Software, Inc. since 2001. Prior to joining IMSI, Mr. Wade served from 1998 to 2000 as a merger and acquisition banker at Prudential Securities and from 1996 to 1998 as a managing director in mergers and acquisitions at Salomon Brothers. From 1991 to 1996, Mr. Wade was National Head of Investment Banking at C.J. Lawrence, Morgan Grenfell, where he was a member of the Board of Directors. Prior to this, Mr. Wade was the National Head of investment banking for Price Waterhouse. Mr. Wade also spent six years in the mergers and acquisitions department at Bankers Trust and eight years at Lehman Brothers Kuhn Loeb. Mr. Wade is credited with participating in over 200 merger and acquisition transactions involving various clients such as, Nike, Cornerstone National Gas Company, Handmark Graphics and Redken Laboratories, Inc. Mr. Wade has a BS in business administration from West Virginia University, an MBA in Finance from the University of Wyoming. His board memberships include Director, and Member of the Audit Committee, DiMon, Inc. - 1999 to the present, Director and Chairman of the Audit Committee of NexMed, Inc. - 2003 to the present and Director and Chairman of the Audit Committee of Energy Transfer Group - 1999 to the present.

Messrs. Galloway and Kikis and Trinad Capital LP (by Robert S. Ellin) have each filed Forms 3 with the Securities & Exchange Commission indicating that they are equity participants in GCM Security Partners, LLC ("GCM"). As described in greater detail below, GCM engaged in a change of control transaction in 2004.

On June 22, 2004 GCM submitted a demand on the Company's board of directors for the nomination of specified designees to the Board. (The June 22, 2004 letter included GCM's June 8, 2004 memorandum to the Board, a copy of which is annexed as Exhibit "A" to GCM's Schedule 13D, Amendment 3, dated June 8, 2004.) In response to the demands of GCM, the Board resolved to nominate Messrs. Galloway, Ellin, Wade and Kikis. The Board also discussed the nominations of Messrs. Vassell, Miller and Nekos and after consideration of their rights as shareholders to nominate themselves as directors, the Board approved them simultaneously with the GCM nominees. Mr. Robinett was subsequently submitted to the Board as a nominee by Mr. Vassell.


Change of Control and Legal Proceedings

On May 21, 2004, GCM Securities Partners, LLC ("GCM") purchased from Reliance Security Group, plc ("Reliance") the following securities: (i) 1,617,339 shares of the Company's common stock, (ii) 12,325.35 shares of the Company's Series A Preferred Stock (which are convertible into 1,232,535 shares of the Company's common stock, (iii) a warrant to acquire 150,000 shares of the Company's common stock at an exercise price of $1.03125 per share and (iv) a warrant to acquire 2,298,092 shares of the Company's common stock at an exercise price of $1.25 per share.

GCM has presented the Series A Preferred Stock for conversion and has received a judgment (described in more detail below) authorizing the conversion of these shares. Consequently, GCM's common stock holdings post-conversion total 2,849,874 shares or 37.9%. Assuming the exercise of the warrants reference above, these securities represent approximately 53.1% of the outstanding shares of common stock in Command.

None of the warrants have been presented for exercise to date.

As reported by GCM Managing Member Bruce Galloway in a 13D/A filed June 8, 2004, these securities were purchased for a total payment of $2,850,000 in immediately available funds from working capital of GCM.

At the time of the purchase by GCM, Command President and CEO, William C. Vassell, had already initiated legal action in the United States District Court, Southern District of New York (Case No. 04 CIV. 2657 (CM) ECF CASE) seeking a determination that Mr. Vassell's right of first refusal under the Shareholders Agreement between Reliance, Mr. Vassell and Command (filed as
Exhibit 99.19 of the form 8-K filed September 2000 and incorporated herein by reference) was violated by Reliance in its offering (and subsequent sale) of the securities to GCM. On June 18, 2004, the United States District Court Judge rejected all of Mr. Vassell's claims, awarded summary judgment declaring GCM the lawful owner of the Command securities purchased from Reliance and ordered that Mr. Vassell and Command be preliminarily and permanently restrained from interfering with the registration of the securities in GCM's name or the exercise by GCM of any rights as the new owner of the securities. Mr. Vassell has filed an appeal in the above-litigation matter and his counsel has informed the Company that it is his belief that the appeal decision will be decided by mid-August 2004. In the meantime, both Mr. Vassell and Command are required to honor the Court's decision.

On June 25, 2004 GCM submitted the Preferred Stock for conversion into 1,232,535 shares of the Company's Common Stock. The Board determined, based on the advice of independent outside counsel, that the better view was that the conversion of the Preferred Stock into common should be construed as a violation of Section 912 of the New York Business Corporation Law ("NY BCL 912").

Accordingly, Command's Board unanimously determined not to issue the common upon the conversion of the Preferred. Shortly thereafter, GCM brought a motion before the same United States District Court asking the court to clarify, enforce or supplement the Court's prior order and direct the Company to issue the common stock upon conversion of the Preferred. On July 29, 2004 the court issued an opinion finding that Command's own anti-takeover language contained in Article Ninth of its Certificate of Incorporation constituted an express election by Command not to be governed by NY BCL 912. The court did not perform a thorough analysis as to whether NY BCL 912 applied to conversions of preferred stock but assumed for the sake of argument that they do.

This decision enjoins Command from preventing the issuance of the 1,232,535 common stock to GCM in conversion of the Series A Preferred Stock. Accordingly, Command will direct the company's transfer agent to issue the common shares on Command's books effective as of June 25, 2004. GCM will therefore be the record owner of an additional 1,232,535 shares of common stock by the record date for the upcoming annual meeting.

It is expected that Messrs. French, Simon and Halder will resign from the Board at or shortly following the shareholders meeting. In accordance with the Company's bylaws, the Board will vote for their replacements who will serve the balance of their respective terms which expire at the shareholders annual meeting in 2005. The selection of directors to fill the vacancies created by such resignations is uncertain at this time.


                                  PROPOSAL 2
                            SELECTION OF AUDITORS

D'Arcangelo & Co., LLP audited the financial statements of the Company for the fiscal year ended March 31, 2004 and has been selected by the Board upon recommendation of the Audit Committee to audit the Company's financial statements for the fiscal year ending March 31, 2005. Representatives of D'Arcangelo & Co., LLP are not expected to be present at the meeting and therefore are not expected to be available to make a statement or to respond to questions. At the meeting, the shareholders will be asked to ratify this selection.

The Board recommends that the shareholders vote FOR this proposal.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2004, were $95,000. The fees charged in connection with the reviews of the interim statements for the periods ended June 30, 2003 through December 31, 2003 were $59,357.


Financial Information Systems Design and Implementation Fees

The Company's auditors did not provide any services in connection with and were not paid any fees in connection with financial information systems design and implementation.


Tax Fees

The aggregate fees paid to the Company's auditors for tax return preparation was $16,872.


All Other Fees

The aggregate fees for services rendered by the Company's auditors other than services referenced above, for the most recent fiscal year, totaled $10,283.The Audit Committee has concluded that the services rendered by its auditors are compatible with maintaining the principal accountant's independence.



                           COMMITTEES AND MEETINGS
                          OF THE BOARD OF DIRECTORS
                      FOR THE YEAR ENDED MARCH 31, 2004

The Company's Board met seven times during the fiscal year ended March 31, 2004. In addition, the Board met informally, by telephone, on several occasions.

The Company had the following standing committees during the fiscal year ended March 31, 2004: Compensation, Stock Option and Audit. All committee meetings were attended by at least 75% of the directors comprising each committee.

Compensation Committee

The Compensation Committee is comprised of Messrs. Vassell, Miller and French. Mr. French replaced Mr. Allison on this committee. Its purpose is to advise the Board on compensation-related issues with respect to the Company's executive officers. The Committee did not meet formally during the fiscal year ended March 31, 2004. A report of the Compensation Committee has not been provided. The committee took no action with respect to compensation. All such action was considered by the entire board.


Stock Option Committee

The Stock Option Committee includes Messrs. Miller and Nekos. There is one vacancy on the committee. The purpose of the committee is to administer the Company's 2001 Stock Option Plan. The committee did not meet during the fiscal year ended March 31, 2004 and no stock options were granted under the plan.


Audit Committee

The Audit Committee was comprised of Messrs. French, Miller and Nekos as of March 31, 2004. Messrs. French, Miller and Nekos are independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards) and it is believed that Mr. Nekos' credentials satisfy the requirements of a financial expert.

The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It recommends the selection of the Company's independent auditors. An Audit Committee Charter was adopted by the Committee on August 21, 2000. The Charter was amended on January 8, 2001, to permit the Audit Committee to fulfill its oversight role, relying on data and reports provided by the Company's independent auditors. The committee met formally four times during the fiscal year ended March 31, 2004.


                        REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and the independent accountants the Company's March 31, 2004 audited financial statements, and the June, September and December 2003 quarterly reports. In addition, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountant's independence from the Company, as required by the Independent Standards Board Standard No. 1, "Independent Discussions with Audit Committees." These disclosures have been reviewed by the Committee and discussed with the independent accountants.

Based on its review and discussions, the Committee has recommended to the Board that the Audited Financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2004 for filing with the Securities and Exchange Commission.

The foregoing report is believed by the undersigned members of the Audit Committee as of February 24, 2004 to fairly represent the prior Audit Committee actions.

Peter J. Nekos, Gregory J. Miller, Neil French

                             NOMINATING COMMITTEE

The Company does not have a standing Nominating Committee of the Board of Directors. The Board of Directors performs the functions of a nominating committee. Until May of 2004, the Company's two largest shareholders, William
C. Vassell, President, Chief Executive Officer and Chairman of the Board, and Reliance Security plc ("Reliance") each selected three nominees to the Board in accordance with a Shareholder Agreement dated September 12, 2000. Reliance and Mr. Vassell selected a seventh nominee to the Board. As of May of 2004, it is believed that the Shareholder Agreement terminated as the result of sale of Reliance's interests in the Company to GCM Security Partners, LLC ("GCM").

Following the transfer of Reliance's interest to GCM, GCM submitted the names of four nominees to the Company's Board of Directors in connection with the upcoming meeting. The Board determined to nominate the four (4) directors proposed by GCM: Bruce R. Galloway, Robert S. Ellin, Martin R. Wade, III and Thomas P. Kikis. The Board also nominated the three current directors whose terms are expiring: William C. Vassell (President, Chief Executive Officer and Chairman), Gregory J. Miller and Peter J. Nekos. At the written request of Mr. Vassell, and in accordance with the Company's Bylaws, the Board agreed to include Mr. Gordon Robinett as a nominee. Mr. Carl E. Painter is not standing for reelection. The Board approved the nominations based on a review of the respective nominees' business experience and/or financial interest in the Company.

Since the Board does not have a Nominating Committee it has no Nominating
Charter.

Messrs. Nekos, Miller, French, Simon and Painter are independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards). The Board reviews information concerning each nominee as described in further detail below. Based on that information, it considers the individual's business experience, areas of expertise and ability to contribute to a well-rounded Board. The Board does not have a policy with regard to the consideration of director candidates recommended by security holders. The Board's view is that such a policy should be adopted in the event it is presented with such nominations in the future. However, the Company's Bylaws provide that a shareholder may make nominations in writing provided they are received by the Corporation not less than one hundred twenty (120) days and not more then one hundred fifty (150) days in advance of the mailing of the Corporation's proxy statement in connection with the previous year's annual meeting. The Bylaws further provide that if the date of the current year's annual meeting is changed by more then thirty (30) days from the date contemplated at the time of the previous year's proxy statement, as is the case for the August 27th meeting, such proposal must be received by the Corporation at a reasonable time before the Corporation solicits proxies for the election of directors. Proposing shareholders are also required to provide information with regard to the nominees including their full names and residence and business addresses; business experience for the most recent five years; the number of shares of the Corporation's stock owned by the proposed nominees and a description of legal proceedings during the past five years.

                       DIRECTORS AND EXECUTIVE OFFICERS

The Company's by-laws require that the Board of Directors be divided into two classes. The first class consists of directors Neil French, Jeremy Simon and Graeme R. Halder. The terms of the directors in this class will expire at the annual meeting next succeeding the August 27, 2004 (upcoming) annual meeting of the shareholders. As of April, 2004, Jeremy Simon replaced Mr. Kenneth Allison as a member of the first class of directors following Mr. Allison's voluntary resignation.

The second class consists of William C. Vassell (President, CEO and Chairman), Gregory J. Miller, Peter J. Nekos and Carl E. Painter. Mr. Painter has advised the Board that he does not intend to stand for reelection. The terms of the directors in the second class will expire at the upcoming annual meeting of shareholders. Each director's term is intended to run until the second annual meeting of shareholders following election. A classified board makes it more difficult for shareholders to change the majority of directors. Depending on the number of people in each class it could take two (2) annual meetings to replace a majority of the Board.

The following table provides information concerning each person who was an executive officer or director of the Company as of August 6, 2004.



Name                       Age     Title
-------------------        --      -------------------------------------

Martin Blake               50      Vice President Aviation Services

Neil French                53      Director

Graeme R. Halder           41      Director

Gregory J. Miller          45      Director

Peter J. Nekos             76      Director

Carl E. Painter            58      Director

Gordon Robinett            68      Chief Financial Officer

Jeremy P. Simon            48      Director

William C. Vassell         45      Chairman of the Board, President and
                                   Chief Executive Officer

The biographical information for Messrs. Vassell, Miller, Nekos and Robinett is located herein at the Section entitled "The Nominees" at pages 8 and 9.

Martin C. Blake, Jr. has over twenty-eight years of experience in aviation security services. Prior to joining the company in 1995, Mr. Blake retired as a Major in the United States Air Force, where he served in a variety of senior management positions. Mr. Blake's last assignment was as the Program Manager for Electronic Security Systems, Electronic Systems Division. In this capacity he managed a $20 million annual program responsible for global marketing, procurement, and deployment of electronic security systems. He was responsible for integrating security systems and programs at international airports in Germany, Turkey, and the United Kingdom. Previously, Mr. Blake was the Director of Security at the Department of Defense's largest classified air flight facility, incorporating over 1,200 square miles of restricted air space. Establishing aviation security programs for major aircraft defense contractors was an integral responsibility of his position. Mr. Blake also served as the Security Program Manager for Air Force space programs, including security for the Space Shuttle and expendable space launch vehicles. He also led the effort to integrate a shared automated entry control system for use at Cape Canaveral, Kennedy Space Center, and the Johnson Space Center.

Neil French was appointed as a director to replace and finish the term of Geoffrey P. Haslehurst who voluntarily resigned in January 2003. Neil French was appointed Group Finance Director of Reliance Security Group plc in April 2001. A graduate of Edinburgh University and a Chartered Accountant, he is an experienced public company finance director having held that position with Perry Group plc and APV plc. Prior to that, he held several senior finance positions with Lex Service plc. He is a member of the Company's Audit Committee.

Graeme R. Halder has been a director of the Company since January 2001 and served as its Chief Financial Officer from January 2001 until April 2004 when he voluntarily resigned from that office. Mr. Halder is qualified as a Chartered Accountant in the United Kingdom and worked from 1987 to 1988 with Touche Ross at their London office. In 1988, he moved to the corporate head office of Granada Group plc where he worked for eight years culminating in a position as Finance Director of Granada Hospitality which had $2 billion of revenue and $3 billion in assets. Granada was involved in retail, hotels and catering. His final role at Granada Group plc was to spearhead the integration of the accounting systems of several companies following the $6 billion acquisition of Forte plc in 1996. He moved to Reliance Security Group plc in 1996 as Finance Director of Reliance Security Services Limited before moving to the United States to take up the position of Chief Financial Officer of Command.

Carl E. Painter has been a director of the Company since April 2001. Mr. Painter was most recently Chairman, President and Chief Executive Officer of BICC Cables Corporation which was a leading manufacturer of electrical cables in the United States and Canada with revenues in excess of $750 million. BICC Cables was a subsidiary of the London based BICC Group. In 1984, Mr. Painter was a co-founder of Cablec Corporation, a company formed to complete the management buy-out of the power cable business of the Phelps Dodge Cable & Wire Company. At the time of the MBO, revenues were $50 million. By 1989, revenues had increased to over $500 million as a result of internal growth and several acquisitions and the company was acquired by the BICC Group. During his time with the company, Mr. Painter held positions in manufacturing, sales, marketing and general management and led a number of acquisitions and the integration process following the acquisitions. He served as a director on the main board of the BICC Group and was a director on the board of Phillips Cables, Ltd., a Canadian subsidiary. He was also a director for the National Electrical Manufacturers Association, the trade association for the U.S. electrical industry. Mr. Painter received a Bachelor of Science degree in electrical engineering from Lehigh University in 1968 and an MBA degree from the Harvard Business School in 1975. He served four years as a Flight Officer in the U.S. Navy.

Jeremy P. Simon was appointed as a director to replace and finish the term of Kenneth Allison who voluntarily resigned in April 2004. Mr. Simon has been Group Legal Counsel and Company Secretary of Reliance Security Group plc since January 2002. Prior to his position with Reliance, Mr. Simon worked for over 4 years as the Corporate Services Director and Company Secretary of Prism Rail PLC, a UK publicly quoted provider of passenger railway services. Mr. Simon has been a corporate attorney for nearly 25 years and for much of his career was a partner in a substantial UK law firm where he specialized in corporate finance and other business-related fields.

William Dunn voluntarily resigned as Secretary and General Counsel for Command Security Corporation in August 2003. No replacement has been identified for either position.


                           OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the number and percentage of common stock (being the Company's only voting securities) beneficially owned by (i) each person who owns of record (or is known by the Company to own beneficially) 5% or more of the Company's common stock or as to which he has the right to acquire within sixty (60) days of August 6, 2004, (ii) each director, nominee and executive officer and (iii) said directors, nominees and executive officers, as a group, as of August 6, 2004. Except as indicated below, the address for each director and executive officer is the Company's principal office at Lexington Park, Route 55, Lagrangeville, New York 12540.

Other than as set forth in the following table, the Company is not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who owns more than 5% of the common stock of the Company. It should be noted however, that action taken by the Court of Appeals in the William Vassell litigation (see Item 3 - Legal Proceedings) could alter the ownership of the stock identified below as being owned by GCM Securities Partners LLC.

                                   Amount and Nature
                                   Of Beneficial
Name                               Ownership(1)            Percent of Class(2)
-----                              -----------------       -------------------

Certain Beneficial Owners

GCM Security Partners LLC          5,297,966 (2),(9)       53.1% (2)
c/o Galloway Capital
Management, LLC
1325 Avenue of the Americas
26th Floor
New York, NY 10019

Trinad Capital LP                  5,297,966 (2),(10)      53.1% (2)
153 East 53rd Street
48th Floor
New York, NY 10022


Management

Named Executive Officers

Martin C. Blake, Jr.               50,000 (8)              (12)


Directors and Nominees

Robert S. Ellin                    5,297,966 (13)          53.1% (13)
153 East 53rd Street
48th Floor
New York, NY 10022

Bruce Galloway                     5,997,266 (2,9)         60.2%
c/o Galloway Capital
Management, LLC
1325 Avenue of the Americas
26th Floor
New York, NY 10019

Thomas P. Kikis                    5,297,966 (13)          53.1% (14)
c/o Galloway Capital
Management, LLC
1325 Avenue of the Americas
26th Floor
New York, NY 10019

Gregory J. Miller                  10,000 (5)              (12)
c/o Goldine Connectors, Inc.
Box 500, 400 Great Pasture Road
West Redding, CT 06896

Peter J. Nekos                     12,500 (4)              (12)

Carl E. Painter                    10,000(6)               (12)


Gordon Robinett                    100                     (12)
c/o Command Security Corporation
Route 55, Lagrangeville,
NY 12540

William C. Vassell                 1,020,785 (3)           13.2% (2)
c/o Command Security Corporation
Route 55, Lagrangeville,
NY 12540

Martin R. Wade III                 0                       0


All Officers and                   7,100,651 (2-8, 11)     69.3% (11)
Directors (including
Nominees) as a Group (8 Persons)



(1) The Company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names except as indicated.

(2) Percent of class for each shareholder is calculated as if all shares underlying Preferred Stock, options and warrants included in the table for such shareholder are outstanding. The number of outstanding shares of common stock is currently 7,519,878. The percent of class for all executive officers and directors as a group is calculated as if all shares underlying Preferred Stock, options and warrants held by any shareholders included in the group are outstanding.

(3) The shares included under the beneficial ownership of Mr. Vassell include 204,485 shares at an exercise price of $1.25 per share, covered by a warrant that became exercisable November 12, 2001 but then only to the extent of the exercise by GCM Security Partners, LLC of a warrant GCM holds. Mr. Vassell also shares voting and dispository power over 16,300 shares with his wife. Mr. Vassell previously held a warrant covering 1,012,159 shares at an exercise price of $1.25 per share. It was exercisable only to the following extent: (i) with respect to one-third of the warrant shares if the Company's earnings had satisfied certain "Confidential Performance Targets" (defined below under Item 11 "Employment Agreements and Warrants and Termination of Employment and Change of Control Agreement - William C. Vassell") for the fiscal year ended March 31, 2002; (ii) with respect to two-thirds of the warrant shares if the Company's earnings were satisfied the Confidential Performance Targets for the fiscal year ended March 31, 2003; and (iii) with respect to all of the warrant shares if the Company's earnings had satisfied the Confidential Performance Targets for the fiscal year ended March 31, 2004. These targets were not met and the warrant is now void.

(4) Includes 10,000 shares covered by a warrant issued March 1, 2002 that is exercisable at $.82 per share and expires on February 28, 2005.

(5) Includes 10,000 shares covered by a warrant issued March 1, 2002 that is exercisable at $.82 per share and expires on February 28, 2005.

(6) Includes 10,000 shares covered by a warrant issued March 1, 2002 that is exercisable at $.82 per share and expires on February 28, 2005.

(7) Intentionally omitted.

(8) Includes 50,000 shares covered by a warrant issued pursuant to the Company's 2000 Stock Option Plan that became exercisable May 1, 2004.

(9) Based upon information contained in the Schedule 13D Amendments number 2 and 6 filed by Mr. Galloway on May 26, 2004 and July 12, 2004 respectively. Includes i) Mr. Galloway's beneficial ownership of 212,000 shares of Common Stock pursuant to a Proxy, dated July 1, 2004, from Europa International Inc. ("Europa") pursuant to which Mr. Galloway was appointed the proxy of Europa, with full power and sole discretion to vote the shares of Common Stock held by Europa for a period of one year; ii) Mr. Galloway's beneficial ownership of 239,500 shares of Common Stock pursuant to a Proxy, dated July 7, 2004, from Sandra Pessin pursuant to which Mr. Galloway was appointed the proxy of Ms. Pessin, with full power and sole discretion to vote the shares of Common Stock held by Ms. Pessin for a period of one year; iii) Mr. Galloway's beneficial ownership of 75,300 shares of Common Stock pursuant to a Proxy, dated July 1, 2004, from Edwin and Carol Levy pursuant to which Mr. Galloway was appointed the proxy of Mr. and Mrs. Levy, with full power and sole discretion to vote the shares of Common Stock held by Mr. and Mrs. Levy for a period of one year; (iv) 172,500 shares of Common Stock over which Mr. Galloway has full dispositive power; and (v) the shares beneficially owned by Mr. Galloway through GCM Security Partners, LLC, a limited liability company of which Mr. Galloway is a managing Member (see, footnote 10 below).

(10) Based upon information contained in the Schedule 13D Amendments number 2 and 5 filed by Managing Member Bruce Galloway on May 26, 2004 and July 9, 2004 respectively. The shares included under the beneficial ownership for GCM Security Partners, LLC include 2,849,874 shares of common stock, a currently exercisable warrant for 150,000 shares at an exercise price of $1.03125 per share and a warrant covering 2,298,092 shares, at an exercise price of $1.25 per share which became exercisable on November 12, 2001.

(11) The denominator for the group calculation is 10,252,455.

(12) Less than 1 percent of class.

(13) Based upon the information contained in the Form 3 filed by Trinad Capital LP and signed by Robert Ellin on May 21, 2004. Mr. Ellin is the managing member of Trinad according to the biographical information he has provided to the Company. This number includes the shares beneficially owned through GCM Security Partners, LLC (see, footnote 10 above).

(14) Based upon information contained in the Form 3 filed by Mr. Kikis on May 21, 2004. This number includes the shares beneficially owned by Mr. Kikis through GCM Security Partners, LLC (see, footnote 10 above).

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


Board Report on Executive Compensation

The purpose of the Company's Compensation Committee is to advise the Board on matters related to the compensation of executive officers and was, as of March 31, 2004, comprised of William C. Vassell, Gregory J. Miller and Neil French. The Company's policy for determining compensation for management personnel is based on its understanding of the market rate for similar positions in an effort to attract and retain qualified personnel. Raises are granted based on performance which is measured in terms of a wide range of factors including the Company's earnings, revenue, period to period performance, cost savings, length of service, creativity and financing.

During the year ended March 31, 2004, the Committee reviewed recommendations from Management as to a new employment agreement for Martin Blake, VP of Aviation, an amendment to Mr. Blake's Employment Agreement, termination benefits for Graeme Halder (formerly CFO) and an employment agreement for Mr. Robinett (CFO). Pursuant to Corporate Policy, these matters were then referred to the full Board for decisions as to Executive Compensation. In making determinations with respect to compensation for its executive officers, the Board generally reviewed the compensation paid to similarly situated officers at other security guard companies with which the Board was familiar. The base salary selected for Mr. Vassell was at the low to median range of the comparison companies.

The foregoing report is believed by the undersigned members of the Compensation Committee as of March 15, 2003, to fairly represent the prior Compensation Committee's and Board of Director's actions.


William C. Vassell, Neil French and Gregory J. Miller

The following table sets forth for the fiscal year ended March 31, 2004, all plan and non-plan compensation paid to, earned by, or awarded to William C. Vassell, Chairman of the Board and Chief Executive Officer, Graeme R. Halder, Chief Financial Officer (until his voluntary resignation on April 4, 2004) and Martin C. Blake, Jr., Vice-President - Aviation. No other executive officer of the Company received total annual salary and bonus in excess of $100,000 for the fiscal year ended March 31, 2004 and, therefore, compensation for such other executive officers is not disclosed.


                                          SUMMARY COMPENSATION TABLE
                                  FOR THE FISCAL YEAR ENDED MARCH 31, 2004

                                            Annual Compensation                             Long-Term
                                                                                            Compensation

                                                                                            Shares
                           Fiscal Year                       Other Annual                   Underlying
Name and Principal         Ended                             Salary                         Warrants
Position                   March 31      Annual Salary       Compensation      Bonus        Granted
------------------         --------      -------------       ------------      -----        ----------

William C. Vassell         2004          $250,000            <F2>              0            204,485<F1>
President, Chairman        2003          $193,268                              $50,000
of the Board & Chief       2002          $146,280                              $45,000
Executive Officer

Graeme R. Halder           2004          $275,574            $166,439<F3>      0
Chief Financial Officer    2003          $260,834            $77,533           $25,000
                           2002          $163,083            $120,320          0

Martin C. Blake, Jr.       2004          $150,000            <F2>              $94,200      50,000<F4>
Vice President-            2003          $187,417                              $150,000
- Aviation                 2002          $119,678                              $114,312



<F1> In November 2000, Mr. Vassell was granted two warrants covering
     1,217,444 shares of the Company's common stock in connection with the Reliance transaction. The first warrant issued to Mr. Vassell in connection with the Reliance transaction covers 204,485 shares at an exercise price of $1.25 per share. The shares became exercisable on November 12, 2000, but cannot be exercised until after the exercise by the holder of the warrant issued to Reliance and then only in the same proportion as to which the Reliance warrant is then exercised. This warrant expires on November 12, 2005. The second warrant issued to Mr. Vassell in connection with the Reliance transaction covered 1,012,159 shares at an exercise price of $1.25 per share. It was exercisable only to the following extent: (i) with respect to one-third of the warrant shares if the Company's earnings had satisfied certain "Confidential Performance Targets" (defined below under Item 11 - "Employment Agreements and Warrants and Termination of Employment and Change of Control Agreement - William C. Vassell") for the fiscal year ended March 31, 2002; (ii) with respect to two-thirds of the warrant shares if the Company's earnings were satisfied the Confidential Performance Targets for the fiscal year ended March 31, 2003; and (iii) with respect to all of the warrant shares if the Company's earnings had satisfied the Confidential Performance Targets for the fiscal year ended March 31, 2004. These targets were not met and the warrant is now void.

<F2> All perquisites and other personal benefits, securities or property do not exceed either $50,000, or 10% of the total annual salary and bonus of the executive officer. All perquisites and other personal benefits, securities or property are properly indicated in the "Other Annual Salary Compensation" column, as they all fit into the categories set forth in Item 402 of Regulation S-K.

<F3> Mr. Halder's additional compensation is comprised of (i) $11,688 annual vehicle reimbursement; (ii) $8,471 annual health insurance deduction reimbursement; and (iii) $146,280 one-time payment for the buyout of Mr. Halder's employment contract resulting from Mr. Halder's resignation in April 2004. Also, as a result of this resignation, Mr. Halder's 75,000 warrants have become void.

<F4> Mr. Blake received a warrant in 2000 pursuant to the Company's Stock
     Option Plan. This warrant is for 50,000 shares at an exercise price of $.75 became exercisable on May 1, 2004.



Comparison of Five-Year Cumulative Total Returns Performance Graph for

COMMAND SECURITY CORP

Produced on 07/26/2004 including data to 03/31/2004

(GRAPH)

Legend

CRSP Total
Returns Index for         03/1999  03/2000  03/2001  03/2002  03/2003  03/2004

COMMAND SECURITY CORP     100.0    9.4      60.8     83.3     67.4     79.9


Nasdaq Stock Market
(US Companies)            100.0    185.8    74.4     75.0     55.0    81.2


NASDAQ Stocks
(SIC 7380 - 7389 US       100.0    147.5    28.3     34.4     38.8    64.5
Companies) Miscellaneous
Business Services


Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100 on 03/31/1999.

E. Data for Command Security Corporation from October 2000 to March 2004 provided by the client.



Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, the University of Chicago. Used with permission. All rights reserved.

(C) Copyright 2004

                    EMPLOYMENT, TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL AGREEMENTS


William C. Vassell

The Company entered into an Employment Agreement with Mr. Vassell dated as of September 12, 2000. The Agreement went into effect when the Reliance transaction was consummated on November 13, 2000. The Employment Agreement provides that Mr. Vassell be employed as the Company's Chairman of the Board of Directors, Chief Executive Officer and President. The Employment Agreement will end on the earlier of the third anniversary of the effective date or the date on which Mr. Vassell's employment is terminated under the Employment Agreement. Unless either party gives ninety (90) days notice to the other party prior to an anniversary of the effective date, the three-year rolling Employment Period shall be automatically extended for one (1) year on such anniversary date. The Company served a non-renewal notice on July 23, 2004, well in advance of the 90 days prior to the anniversary date of November 13, 2004. Mr. Vassell's base salary is currently $250,000 per annum. Pursuant to the Reliance transaction and the Employment Agreement, the Compensation Continuation Agreement entered into between the Company and Mr. Vassell was terminated as of September 2000.

Mr. Vassell became eligible to receive incentive compensation commencing as of the fiscal year ended March 31, 2002. Pursuant to this incentive compensation, he was eligible to receive incentive compensation equal to 20% of his base salary if the Company's earnings before taxes for a given year equaled or exceeded certain Confidential Performance Targets. Said Confidential Performance Targets were set forth in a confidential letter agreement between Mr. Vassell and the Company, dated September 12, 2000. Said Letter Agreement referenced the Company's confidential Business Plan dated March 13, 2000 and was approved by the Company's Board of Directors in November, 2000 following the Reliance Transaction. For each percentage increase in earnings before taxes above the stated targets, the incentive compensation would have been increased by three percentage points of the base salary up to a maximum incentive compensation equal to 50% of base salary. As of the end of fiscal year 2004 the Confidential Targets had not been met and Mr. Vassell is no longer eligible to receive the foregoing incentive compensation.

Mr. Vassell also received two warrants which are described in "Security Ownership of Certain Beneficial Owners and Management" and in the annotations to the table above. Mr. Vassell's employment may be terminated by the Board with or without cause or by Mr. Vassell in the event of a material breach by the Company or Reliance of the Shareholders' Agreement dated September 12, 2000, a material diminution in his duties and/or authority under the Employment Agreement, or a relocation of the Company's headquarters more than fifty (50) miles away from its his current location. Any such diminution, relocation or other uncured breach is referred to as constructive discharge. Mr. Vassell may also terminate his employment upon one hundred eighty (180) days notice or under certain circumstances following a change in control. As a result of the GCM purchase of Reliance's shares (see, Item 3 - Legal Proceedings) a change of control might have occurred.

In the event Mr. Vassell is terminated for cause or he is terminated other than for constructive discharge or following a change of control, death or disability, the Company shall have no further obligation except to pay those accrued obligations arising prior to the date of termination. In the event the Company terminates Mr. Vassell without cause or Mr. Vassell terminates as a result of constructive discharge, the Company will have no obligation to Mr. Vassell other than to pay all accrued obligations such as salary and benefits, the payment of the balance of his base salary for the remainder of his Employment Period plus incentive compensation under certain circumstances. Based on the advice of the Company's counsel, it is believed that the Employment Period terminates November 12, 2006 and a termination of Mr. Vassell in the near future could cause the Company to incur a charge of approximately $600,000 (based on 28 months remaining in the Employment Period). If, however, the Employment Period termination date was determined to be November 12, 2005 the Company could incur a charge of approximately $345,000.

The Employment Agreement provides that Mr. Vassell shall be subject to a Confidentiality Agreement with respect to any confidential or proprietary information, knowledge or data relating to the Company. In addition, for one
(1) year following termination of his employment for any reason, Mr. Vassell shall not solicit for employment or employ any person who is a senior executive or branch manager of the Company, solicit any customer of the Company or provide to any customer of the Company services of the type offered by the Company as of the date of such termination except under certain circumstances.

The Employment Agreement goes on to provide Mr. Vassell with extensive indemnification with respect to any action taken or omission occurring after the effective date of the contract. Such indemnification provisions provide for advancement of expenses and costs.


Graeme R. Halder

Mr. Halder voluntarily resigned from his position as Chief Financial Officer of the Company on April 4, 2004 and accordingly, his Employment Agreement was terminated without further obligation on the Company's part. During the fiscal year covered by this report, Mr. Halder was employed pursuant to an Employment Agreement effective from August 20, 2001. This superseded the prior agreement that was effective from January 1, 2001. The Agreement provided that Mr. Halder was to be employed as the Company's Chief Financial Officer and was to report to Mr. Vassell. Under this Agreement, Mr. Halder's base salary was $146,280 per annum, and in fiscal year 2004 he received other compensation in the amount of $166,439 (see F3 to Item 11 - Executive Compensation). The perquisites offered to Mr. Halder included a Tax Equalization Agreement, an automobile, a $13,800 disturbance allowance per annum, the reasonable costs of private education for his two eldest children (which was not required for the 2003/2004 school year as they had returned to the UK) and a $6,000 per annum air travel allowance. The Company also paid him a mortgage allowance towards his US property which was offset by rental income received on his property in the UK.

Martin C. Blake, Jr.

The Company has executed an Employment Agreement with Mr. Blake dated as of March 1, 2003. The Agreement went into effect on March 1, 2003 and superseded a prior Employment Agreement dated March 20, 2000 and as amended on March 20, 2002. The Agreement provides that Mr. Blake be employed as the Company's Vice President and General Manager of the Company's Aviation Division. The contract will end on the earlier of the third anniversary of the date of the Agreement or the date on which Mr. Blake's employment is terminated under the Agreement. Mr. Blake's base salary is $150,000 per annum. He is also eligible to receive a performance-related bonus. The perquisites offered to Mr. Blake include an automobile and reimbursement for all out-of-pocket business expenses.

In the event Mr. Blake is terminated for cause, the Company shall have no further obligation except to pay those accrued obligations arising prior to the date of termination. In the event the Company terminates Mr. Blake's employment without cause, the Company is obligated to provide twelve (12) months of health insurance and pay a lump sum severance amount of $150,000.

The Agreement further provides that Mr. Blake will execute the Company's standard form of Confidentiality and Non-Compete Agreement pursuant to which, for one year following termination of his employment for any reason, he will not engage in any employment or business in competition with the Company. For one additional year he will not solicit any of the Company's aviation clients or potential clients or hire or influence Company employees to leave the Company.


Gordon Robinett

The Company has executed an Employment Agreement with Mr. Robinett commencing April 5, 2004 and terminating on October 5, 2004. Mr. Robinett was hired as the Company's interim CFO following the voluntary resignation of former CFO Graeme Halder. Under the Agreement Mr. Robinett receives a salary of $125,000 per annum. The perquisites offered to Mr. Robinett under the Agreement include use of an automobile with purchase option, a $750 monthly housing allowance and reimbursement for all out-of-pocket business expenses. If the Company terminates Mr. Robinett's employment for any reason other than death the Company is obligated to pay Mr. Robinett 60% of the remaining salary due. If Mr. Robinett dies during the term of the Agreement, the Company will be obligated to pay his widow 50% of the remaining salary due.

The Agreement also contains a non-compete clause providing that, during the term of his employment, Mr. Robinett will not engage in business with, be employed by or serve as an officer or director of any other business or enterprise (except for ComForce Corporation). The clause further provides that during the term and for an additional two years thereafter, Mr. Robinett will not solicit any of the Company's employees or hire or influence Company employees to leave the Company.

William Dunn

William Dunn voluntarily resigned as Secretary and General Counsel for Command Security Corporation on August 29, 2003. Mr. Dunn's warrants for 20,000 shares of common stock (issued in connection with his employment) were cancelled pursuant to their terms.

Other Agreements

Other than pursuant to the Employment Agreement and the Compensation Continuation Agreement for Mr. Vassell and the employment agreements with Messrs. Robinett and Blake, there is no compensation plan or arrangement for the benefit of any person named in the Summary Compensation Table that would result from the resignation, retirement or other termination of such person's employment.

Other than the compensation described above, there are no long-term incentive plans for the persons named in the Summary Compensation Table. In November 1999, the Company adopted a qualified Retirement Plan which became effective beginning calendar year 1999 and provided for elective employee deferrals and discretionary employer contributions to non-highly compensated participants. The Plan does not allow for employer matching of elective deferrals. For the period ended March 31, 2003, no discretionary amounts have been accrued or paid.

Board of Directors' Compensation

No executive officer receives any additional compensation for serving as a director. Directors who are not employees of the Company or the Reliance Security Group received a meeting fee of $2,500 for each meeting attended, and all directors were reimbursed for expenses incurred in attending Board meetings. Directors Gregory J. Miller and Peter J. Nekos receive $1,000 per month in connection with services they provide to the Company in their capacity as members of the audit committee. No other directors who are not also executive officers received any plan or non-plan compensation from the Company during the last three fiscal years. In recognition of their service as Directors, Messrs. Nekos and Painter, and Miller were each granted a warrant covering 10,000 shares of the Company's Common Stock exercisable at $0.82 per share in February 2002. The warrants expire on February 28, 2005.

In July 2002, an Independent Committee of Directors was established to consider various options available to the Company to maximize shareholder value. The Committee comprised of Gregory J. Miller (Chair), Peter J. Nekos and Carl E. Painter. Fees received for fulfilling their duties on this Committee were $44,045, $9,000 and $2,779 for the fiscal year ended March 31, 2004, respectively. The Independent Committee has met extensively over several months during the fiscal year ended March 31, 2004 due in large part to the sale of Reliance's shareholding and the surrounding issues. The Committee was disbanded in July 2004.

Limited Directors' Liability


Pursuant to the New York Business Corporation Law, the Company's Certificate of Incorporation, as amended, eliminates to the fullest extent of such Law the liability of the Company's Directors, acting in such capacity, for monetary damages if they should fail through negligence or gross negligence to satisfy their duty of exercising proper business judgment in discharging their duties, but not for acts or omissions in bad faith, or involving intentional misconduct or amounting to a knowing violation of law or under other limited circumstances.


                    COMPENSATION COMMITTEE INTERLOCKS AND
               INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Company's Compensation Committee is intended to make all recommendations to the Board related to compensation issues with respect to executive officers. For the fiscal year ended March 31, 2004, it was comprised of William C. Vassell, Gregory J. Miller and Neil French (Mr. French replaced Mr. Allison who initially served on the committee in fiscal year 2004). None of the directors or executive officers serve on the Compensation Committee of any other entity.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director and executive officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, and each other person who beneficially owns more than 10% of the Company's common stock, is required by
Section 16(a) of that Act to report to the Securities and Exchange Commission by a specified date his or her ownership of and transactions in the Company's common stock. Copies of such reports on Forms 3, 4, and 5 must also be provided to the Company. Based on management's knowledge of the holdings and transactions of reporting persons, a review of Forms 3, 4 and 5 and any amendments thereto, and a review of written representations to the Company with respect to the fiscal year ended March 31, 2004, the Company is not aware of any person who, at any time during the fiscal year ended March 31, 2004, was a director, officer or beneficial owner of more than ten percent (10%) of the Company's common stock and who failed to file reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended March 31, 2004.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

In connection with the purchase of its interests in the Company on September 12, 2000, Reliance, William C. Vassell and the Company entered into a Shareholder Agreement which provides in part that Reliance and Mr. Vassell must vote in favor of each of the three directors chosen by the other party and mutually agree to the selection of a seventh board member. It is believed that this Agreement terminated upon the sale by Reliance of its interests in the Company to GCM. However, in the event Mr. Vassell is successful with his appeal as discussed in Item 3 - Legal Proceedings, it is believed that said Agreement will be reinstated.



             SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS
                 FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and the Company's bylaws.

Should a shareholder intend to present a proposal at the annual meeting to be held in 2005, under Securities and Exchange Commission Rules, it must be received by the Secretary of the Corporation of the Company at Route 55, Lexington Park, Lagrangeville, New York 12540, not less than 120 days in advance of and not more than 150 days in advance of August 6, 2005, in order to be included in the Company's proxy statement in form of proxy relating to that meeting.

The Company's bylaws provide that in addition to any other applicable requirements for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary. Additionally, our bylaws provide that a shareholder of the Company entitled to vote for the election of directors may make nominations of persons for election to the board at a meeting of the shareholders by complying with the required notice procedures. To be timely, notice must be given in writing and must be delivered or mailed to the Secretary and received at the Company's principle executive offices not less than 120 days and no more than 150 days prior to August 6, which is the date on which the Company's proxy statement was mailed to shareholders in connection with the 2004 annual meeting. In the event the 2005 annual meeting is called for a date more than 30 days from October 1, 2005, such shareholder proposal must be received by the Company at a reasonable time before the Company solicits proxies for the election of the directors.

The bylaws further provide that your notice to the Secretary must set forth, among other things, specified information as to the matters to be brought before the meeting or as to the nominees, and specified information as to the stockholder or shareholder making the nomination or proposal. The Company may require any proposed nominee to furnish such information as may reasonably be required to determine the eligibility of such nominee to serve as a director of the Company.

                   COMMUNICATION TO THE BOARD OF DIRECTORS

 The Board of Directors will consider communications sent to the Company's main address, its investor relations consultant or to William C. Vassell, President, CEO and Chairman of the Board. Given the relatively small volume of such communications, the Board would expect all such communications to be delivered to it by the recipient. Communications with the Board can be accomplished by directing them to William C. Vassell, President, Chief Executive Officer and Chairman of the Board, Command Security Corporation, P.O. Box 340, Lagrangeville, New York 12540. All such communications will be provided directly to Board members.


                   FINANCIAL INFORMATION AND OTHER MATTERS

The Company's financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operation and quantitative and qualitative disclosures about market risk are incorporated herein by reference to the Company's Annual Report for its fiscal year ended March 31, 2004 and to its quarterly reports, as amended, for the quarter ended June 30, 2003, September 30, 2003 and December 31, 2003. The Company's Annual Report in the form of the 10-K filed with the S.E.C. is being provided to you together with this proxy statement. Copies of the quarterly reports or of any exhibit may be obtained without charge by calling or writing to the Company at 845-454-3703 or Route 55, Lexington Park, Lagrangeville, New York 12540. You may also view current and past financial statements on the Company's website at http://www.commandsecurity.com.

The Company holds its executive officers to the highest ethical standards. Its Code of Ethics is published on the Company's website.

Management is not aware of any matters to be presented for action at the meeting other than the matters mentioned above, and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the holders of the proxies will vote them according to the discretion of the Company's Board of Directors.

By order of the Board of Directors,

                                        /s/ William C. Vassell
                                        William C. Vassell, President

          Dated: August 6, 2004

PROXY                    COMMAND SECURITY CORPORATION
PROXY
         PROXY FOR THE August 27, 2004 ANNUAL MEETING OF SHAREHOLDERS
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned


Shareholder of Command Security Corporation, Lagrangeville, New York, do hereby nominate, constitute and appoint David J. Pollitzer and Seth D. Finkell (neither being an officer or employee of the Company) or either of them (with full power to act alone) my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Company, standing in my name on its books on August 6, 2004 at the Annual Meeting of its Shareholders to be held at the Stamford Marriott located at Two Stamford Forum, Stamford, Connecticut at 10:00 a.m. on August 27, 2004, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. To elect the four (4) directors indicated below with a check mark in the space to the left of their names. Do not vote for more than four directors. (You may vote for fewer than four directors if that is your choice. However, four directors will be elected, based on plurality of votes received.)


Name                      Age            Name                   Age
----------------         -----           -------              -------
___ Robert S. Ellin       39          ___ Peter J. Nekos         76

___ Bruce R. Galloway     46          ___ Gordon Robinett        68

___ Thomas P. Kikis       43          ___ William C. Vassell     45

___ Gregory J. Miller     45          ___ Martin R. Wade, III    55




2. To ratify the selection of D'Arcangelo & Co., LLP to serve as auditors for fiscal year ending March 31, 2005.


                          _ FOR _ AGAINST _ WITHHELD

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL NOT BE VOTED FOR THE ELECTION OF DIRECTORS AND SHALL BE VOTED IN FAVOR OF RATIFICATION OF THE AUDITORS. THE PROXIES ARE AUTHORIZED TO VOTE AT THE DIRECTION OF THE BOARD OF DIRECTORS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SUCH MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION AMONG THE NOMINIEES AS DIRECTORS AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AUDITORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY DELIVERY OF NOTICE OF REVOCATION OR A LATER-DATED PROXY TO WILLIAM C. VASSELL, PRESIDENT OF THE CORPORATION AT ROUTE 55, LEXINGTON PARK, LAGRANGEVILLE, NEW YORK 12540.

DATED: ________________

___________________________________________(L.S.) Signature of Shareholder

___________________________________________(L.S.) Signature of Shareholder